Exhibit 99.1

For immediate release: January 7, 2013	Contact:	Jack Isselmann, Public Relations
Mark Rittenbaum, Investor Relations

Ph: (503) 684-7000

Greenbrier announces strong new railcar orders led by surging demand for tank cars and automotive-related products

Over $430 million in new business earned since September 1 across multiple railcar types

Lake Oswego, Oregon, January 7, 2013 – Led by strength in tank cars and its automotive-related products, The Greenbrier Companies, Inc. [NYSE:GBX] announced today it is meeting robust demand for new railcars in North American and European markets with orders for over 4,200 units valued at over $430 million since the start of its current fiscal year which began on September 1, 2012.

Continued strength in North American shale energy markets generated orders for 1,250 of Greenbrier’s higher margin tank cars with a value of approximately $160 million. While Greenbrier has aggressively ramped tank car production over the last year in response to strong demand, order activity in the current fiscal year is diversified across a broad range of railcar types, with current tank car orders representing only 30 percent of all new business since September 1, 2012.

Greenbrier has also received orders in North America and Europe for 1,400 automotive-related products valued at $140 million. In North America, the Company has received orders for nearly 1,000 automotive racks. Orders for 89-foot flatcars to support the rack deliveries are anticipated later in the fiscal year. In Europe, the Company has received orders for more than 400 automotive-related railcars.

Greenbrier is a leading provider of automotive rail solutions in North America and Europe. It produces the most comprehensive offering of products for the transport of finished vehicles by rail, including Auto-Stack™, Auto-Max™ and Uni-Max™, a new proprietary automotive rack that is adjustable to accommodate a range of vehicle loading requirements.

Driven by a revitalized U.S. auto industry, automotive rail loadings in North America grew 13.9 percent in calendar 2012, according to the American Association of Railroads. Analyst projections indicate sustained year-over-year growth in U.S. auto sales through 2015.

“Our enhanced manufacturing flexibility allows Greenbrier to meet the needs of the booming automotive market while maintaining our competitive position in other railcar types like intermodal double stack, gondolas, forest products and covered hoppers where we have historic strength,” said William A. Furman, Greenbrier’s president and chief executive officer. “Forest products cars like boxcars and lumber flat cars are now benefitting from recovery in the construction sector.”

“We have also responded to the spike in demand for tank cars for the energy market, targeting an annual build rate in North America of about 3,800 cars per year by December 2013. The increased rate of tank car production will drive higher volumes and margins in our manufacturing segment, especially in the second half of our current fiscal year. During our 2012 fiscal year, production of tank cars was approximately 1,000 units. We expect to be building over 300 tank cars per month at the end of this calendar year,” Furman added. “ These orders illustrate the benefits now being realized from the expansion of our low-cost and agile manufacturing footprint. Greenbrier’s expanded manufacturing capability furthers our integrated business model which enables us to deliver increased value to railcar customers and sustain financial performance throughout the often volatile railcar business cycle.”

“This strategy, coupled with a more robust leasing model, has allowed us to increase share in the highly attractive energy segment, including frack sand cars and tank cars for oil and chemicals,” Furman continued. “We have responded to burgeoning demand in the energy sector by delivering over 11,000 hopper and tank cars with a value of nearly $1 billion in the past 3 years. In 2013, we will begin selling railcars to transport plastic pellets for which we anticipate strong demand in 2014 and 2015.”

Certain orders referenced in this release are subject to customary documentation and completion of terms. Greenbrier will announce its financial results for the fiscal quarter ended November 30, 2012 on January 9, 2013. For more information please see Investor Relations at www.gbrx.com.

Greenbrier, (www.gbrx.com), headquartered in Lake Oswego, Oregon, is a leading supplier of transportation equipment and services to the railroad industry. Greenbrier builds new railroad freight cars in its four manufacturing facilities in the U.S. and Mexico and marine barges at its U.S. facility. It also repairs and refurbishes freight cars and provides wheels and railcar parts at 39 locations across North America. Greenbrier builds new railroad freight cars and refurbishes freight cars for the European market through both its operations in Poland and various subcontractor facilities throughout Europe. Greenbrier owns approximately 10,000 railcars, and performs management services for approximately 221,000 railcars.

“SAFE HARBOR” STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: This presentation may contain forward-looking statements, including statements regarding expected new railcar production volumes and schedules, expected customer demand for the Company’s products and services, plans to increase manufacturing capacity, new railcar delivery volumes and schedules, growth in demand for the Company’s railcar services and parts business, and the Company’s future financial performance. Greenbrier uses words such as “anticipates,” “believes,” “forecast,” “potential,” “goal,” “contemplates,” “expects,” “intends,” “plans,” “projects,” “hopes,” “seeks,” “estimates,” “could,” “would,” “will,” “may,” “can,” “designed to,” “foreseeable future” and similar expressions to identify forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to certain risks and uncertainties that could cause actual results to differ materially from in the results contemplated by the forward-looking statements. Factors that might cause such a difference include, but are not limited to, reported backlog is not indicative of our financial results; turmoil in the credit markets and financial services industry; high levels of indebtedness and compliance with the terms of our indebtedness; write-downs of goodwill, intangibles and other assets in future periods; sufficient availability of borrowing capacity; fluctuations in demand for newly manufactured railcars or failure to obtain orders as anticipated in developing forecasts; loss of one or more significant customers; customer payment defaults or related issues; actual future costs and the availability of materials and a trained workforce; failure to design or manufacture new products or technologies or to achieve certification or market acceptance of new products or technologies; steel or specialty component price fluctuations and availability and scrap surcharges; changes in product mix and the mix between segments; labor disputes, energy shortages or operating difficulties that might disrupt manufacturing operations or the flow of cargo; production difficulties and product delivery delays as a result of, among other matters, changing technologies, production of new railcar types, or non-performance of subcontractors or suppliers; ability to obtain suitable contracts for the sale of leased equipment and risks related to car hire and residual values; difficulties associated with governmental regulation, including environmental liabilities; integration of current or future acquisitions; succession planning; all as may be discussed in more detail under the headings “Risk Factors” and “Forward Looking Statements” in our Annual Report on Form 10-K for the fiscal year ended August 31, 2012, and our other reports on file with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s opinions only as of the date hereof. Except as otherwise required by law, we do not assume any obligation to update any forward-looking statements.

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